SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2015

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32722 (Commission File Number)	95-2848406 (IRS Employer Identification No.)

One Liberty Plaza, 165 Broadway, New York, New York (Address of Principal Executive Offices)	10006 (Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

n/a

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2015, the Board of Directors (the “Board”) of Investment Technology Group, Inc. (“Company”) appointed Jarrett Lilien, former president and chief operating officer of E*Trade,  to serve as a director of the Company. The Board also appointed Mr. Lilien to serve as a member of the Capital Committee of the Board.  In connection with the appointment of Mr. Lilien the size of the Board was increased from eight to nine members.

Mr. Lilien was appointed to the Company’s Board pursuant to a Cooperation Agreement (the “Agreement”) with Philadelphia Financial Management of San Francisco, LLC, Justin Hughes and Voce Capital Management LLC (collectively, the “Philadelphia Group”). The Agreement, which is described in further detail in Item 8.01 of this current report, is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Mr. Lilien is currently the Managing Partner of Bendigo Partners, LLC, a venture capital investment firm which he founded in 2008 and also serves on the board of directors of WisdomTree Investments, Inc. and Tradier, Inc.  From 2003 to 2008, Mr. Lilien served as the President and Chief Operating Officer of E*TRADE Financial Corporation.  Previously, Mr. Lilien was President and Chief Brokerage Officer at E*TRADE Securities, Inc.  Prior to joining E*TRADE, Mr. Lilien spent 10 years as Chief Executive Officer at TIR (Holdings) Limited, a global institutional broker, which E*TRADE acquired in 1999.

Except for the Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. Lilien was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Lilien that would be reportable under Item 404(a) of Regulation S-K.   The non-employee director compensation policy is described under the caption “Director Compensation” in the Company’s proxy statement for its June 12, 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2014.  It is expected that Mr. Lilien will be eligible for participation in such non-employee director compensation program.

Item 8.01 Other Events

On April 9, 2015, the Company issued a press release announcing its entry into the Agreement with the Philadelphia Group. Pursuant to the Agreement, the Company agreed to appoint Mr. Lilien to serve as an independent member of the Board. The Company has also agreed to initiate a search process to identify a second additional independent member of the Board, and to confer with and consider the input of the Philadelphia Group. The following is a summary of the terms of the Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, during the Standstill Period (as defined in the Agreement), the Philadelphia Group has agreed to vote in favor of the directors nominated by the Board for election to the Board. Among other provisions, the Philadelphia Group has also agreed that, subject to certain exceptions, during the Standstill Period, the Philadelphia Group will not acquire beneficial ownership of additional shares of the Company’s voting stock that would result in the Philadelphia Group’s total ownership exceeding 10% of the Company’s voting stock. The Agreement generally defines the “Standstill Period” as the period beginning on date of the Agreement and ending on the earlier of the date which is 30 days prior to the last day on which notice of a stockholder’s intent to make director nominations at, or bring other business before, the Company’s annual meeting of stockholders in 2016 must be submitted pursuant to the Company’s bylaws and the date that the Company materially breaches the Agreement and fails to cure such breach within 30 days following notice thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1                        Cooperation Agreement, by and among Philadelphia Financial Management of San Francisco, LLC, Justin Hughes, and Voce Capital Management LLC and Investment Technology Group, Inc., dated as of April 8, 2015

99.2                        Investment Technology Group, Inc. Press Release, dated as of April 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Date: April 9, 2015	By:	/s/ Robert C. Gasser
	Name:	Robert C. Gasser
	Title:	Chief Executive Officer and President

Exhibit Index

99.1                        Cooperation Agreement, by and among Philadelphia Financial Management of San Francisco, LLC, Justin Hughes, and Voce Capital Management LLC and Investment Technology Group, Inc., dated as of April 8, 2015

99.2                        Investment Technology Group, Inc. Press Release, dated as of April 9, 2015